EXHIBIT 99

                         Independent Auditors' Report


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                      [STEPHEN P. RADICS & CO. LETTERHEAD]


                         INDEPENDENT AUDITORS' REPORT
                         ----------------------------

To the Board of Directors
  and Stockholders

Pulse Bancorp, Inc.

We have audited the accompanying consolidated statements of financial condition of Pulse Bancorp, Inc. (the "Corporation") and Subsidiary as of September 30, 1993 and 1994 and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the years in the three-year period ended September 30, 1994. These consolidated financial statements are the responsibility of the Corporation's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the consolidated financial statements. An audit also includes assessing accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Pulse Bancorp, Inc. and Subsidiary as of September 30, 1993 and 1994 and the results of their operations and cash flows for each of the years in the three-year period ended September 30, 1994, in conformity with generally accepted accounting principles.


                                                           /s/ Stephen P. Radics



October 25, 1994